                                        Exhibit 99

                                FORM 3 JOINT FILER INFORMATION
Name of
"Reporting Persons":                Thoma Cressey Bravo, Inc.
                                Thoma Cressey Fund VII, LP
                                Thoma Cressey Friends Fund VII, LP
                                Bryan C. Cressey

Address:                        Sears Tower, 92nd Floor, 22 South Wacker Drive, Chicago, IL  60606
Designated Filer:                Thoma Cressey Bravo, Inc.
Issuer and Ticker Symbol:        Jazz Pharmaceuticals, Inc. (JAZZ)
Date of Event:                        May 31, 2007

The nature of indirect beneficial ownership is as follows: Bryan C. Cressey, Orlando Bravo, Lee Mitchell and Carl Thoma are partners of Thoma Cressey Bravo, Inc., which is the general partner of each of
Thoma Cressey Fund VII, LP and Thoma Cressey Friends Fund VII, LP., or the Thoma Cressey Funds,
and are deemed to have shared voting and investment power over the shares held by the Thoma Cressey
Funds. Each of Messrs. Cressey, Bravo, Mitchell and Thoma disclaim beneficial ownership of the shares held by the Thoma Cressey Funds, except to the extent of each of their pecuniary interest therein.
Pursuant to Instruction (5)(b)(iv) of Form 3, the Reporting Persons have elected to report as indirectly beneficially owned the entire number of securities beneficially owned by such corporation.  The
Reporting Persons disclaims beneficial ownership of any securities, and proceeds thereof, that exceed his or her pecuniary interest therein, and/or that are not actually distributed to him or her.
The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the
Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above hereby designates Thoma Cressey Bravo, Inc. as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of
1934 and the rules thereunder.  Each Reporting Person hereby appoints Bryan C. Cressey as its attorney in fact for the purpose of making reports relating to transactions in Jazz Pharmaceuticals, Inc. Common
Stock.

THOMA CRESSEY BRAVO, INC.
By: /s/ Bryan C. Cressey
    Bryan Cressey
    Partner

THOMA CRESSEY FUND VII, L.P.

By: /s/ Bryan C. Cressey
    Bryan Cressey
    Partner

THOMA CRESSEY FRIENDS
FUND VII, L.P.

By: /s/ Bryan C. Cressey
    Bryan Cressey
    Partner

/s/ Bryan C. Cressey
Bryan C. Cressey